Exhibit 99.1

Capital One Announces Full Redemption of Depositary Shares Representing Interests in Its Series P Preferred Stock

Full Redemption of Depositary Shares Representing Interests in its 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P

MCLEAN, Va., June 25, 2025 /PRNewswire/ — Capital One Financial Corporation (NYSE: COF) (the “Company”) today announced that it will redeem all outstanding shares of its 6.125% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series P, $0.01 par value per share (“Series P Preferred Stock”), and the corresponding depositary shares representing fractional interests in the Series P Preferred Stock (“Series P Depositary Shares”).

The Series P Depositary Shares (CUSIP: 14040HDL6), each representing a 1/100th interest in a share of Series P Preferred Stock, will be redeemed simultaneously with the redemption of the Series P Preferred Stock on June 30, 2025 (the “Series P Redemption Date”) at a redemption price of $1,000 per depositary share (equivalent to $100,000 per share of preferred stock), plus an amount equal to the proportionate share of the dividends on the Series P Preferred Stock that would have accrued but have not been declared and paid for the period from March 23, 2025, to, but excluding the Series P Redemption Date. On and after the Series P Redemption Date, all dividends will cease to accrue on the Series P Preferred Stock. All 500,000 outstanding Series P Depositary Shares will be redeemed on the Series P Redemption Date.

The Series P Depositary Shares are held through The Depository Trust Company (“DTC”) and will be redeemed in accordance with the procedures of DTC. Payment to DTC for the Series P Depositary Shares will be made by Computershare Trust Company, N.A., as redemption agent, in accordance with the Deposit Agreement that governs the Series P Depositary Shares. The address for the redemption agent is as follows:

Computershare Trust Company, N.A.

Attn: Corporate Actions

150 Royall St.

Canton, MA 02021

Forward-Looking Statements

Certain statements in this release may constitute forward-looking statements, which involve a number of risks and uncertainties. Forward-looking statements often use words such as “will,” “anticipate,” “target,” “expect,” “think,” “estimate,” “intend,” “plan,” “goal,” “believe,” “forecast,” “outlook” or other words of similar meaning. Any forward-looking statements made by Capital One or on its behalf speak only as of the date they are made or as of the date indicated, and Capital One does not undertake any obligation to update forward-looking statements as a result of new information, future events or otherwise.

Capital One cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information due to a number of factors. For additional information on factors that could materially influence forward-looking statements included in this press release, see the risk factors set forth under “Part I—Item 1A. Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission (the “SEC”) and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company which, along with its subsidiaries, had $367.5 billion in deposits and $493.6 billion in total assets as of March 31, 2025. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients through a variety of channels. Capital One, N.A. has branches and Cafés located primarily in New York, Louisiana, Texas, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.

Contacts

Investor Relations: Jeff Norris (jeff.norris@capitalone.com); Danielle Dietz (danielle.dietz@capitalone.com)

Media Relations: Angela Solomon (angela.solomon@capitalone.com)